EXHIBIT 99.2

                                   PHAZAR CORP
                     P.O. Box 121697 Fort Worth, Texas 76121
                                 (940) 325-3301

                                  NEWS RELEASE
                                November 4, 2005

                      NASDAQ STAFF ISSUES DELISTING LETTER

On November 3, 2005, PHAZAR CORP, (Nasdaq: ANTP) received a Nasdaq Staff Determination letter indicating that the Company fails to comply with Nasdaq Marketplace Rules 4350 (c)(4)(A) and 4350 (c)(4)(B), requirements for continued listing on the Nasdaq Stock Market and that the Company's common stock is, therefore, subject to delisting. Rules 4350 (c)(4)(A) and (B) provide:

         (4) Nomination of Directors

                (A) Director nominees must either be selected, or recommended for the Board's selection, either by:

                        (i)  a majority of the independent directors, or

                        (ii) A nominations committee comprised solely of
                             independent directors.

                (B) Each issuer must certify that it has adopted a formal
                    written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws.

         Upon receipt of the Staff Determination, the Company's Board of Directors adopted resolutions establishing a Nominating Committee consisting of three independent directors and approved a Nominating Committee formal written charter that will govern the nominations process for the election of nominees to the Board of Directors of the Company. Further, the Company has certified to the Nasdaq Staff that it has taken these actions and therefore believes that the Company is now in compliance with Marketplace Rules 4350 (c)(4)(A) and (B). In the event the Staff believes that the Company is still not in compliance, the Company will request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination. In this event, there can be no assurance that the Panel will grant the Company's request for continued listing.

Information on PHAZAR CORP is available on the Internet web page at www.phazar.com and at www.antennaproducts.com.

For further information contact:

Kathy Kindle, Antenna Products Corporation
Tel: 940 325 3301  Fax: 940 325 0716
kindle@antennaproducts.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol "ANTP". This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will result, or be achieved, or accomplished.